UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2024

Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	NSP	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective May 22, 2024, the Board of Directors of Insperity, Inc. (the “Company”) appointed W. Philip Wilmington to the Board of Directors. Mr. Wilmington will serve as a Class I director of the Company with an initial term expiring on the date of the Company’s annual meeting of stockholders in 2026. In connection with Mr. Wilmington’s appointment, the size of the Board of Directors was set at 11 directors. The Board of Directors determined that Mr. Wilmington qualifies as an independent director and designated Mr. Wilmington as a member of the Compensation Committee effective as of May 22, 2024.

Mr. Wilmington joined the Company as a director and as a member of the Compensation Committee in May 2024. Mr. Wilmington most recently served as Vice-Chairman of Workday, Inc. (Nasdaq: WDAY), a leading provider of solutions to help organizations manage their people and money, from 2018 until his retirement in May 2024. Mr. Wilmington first joined Workday in February 2015 as Executive Vice President Field Operations, and he served as its Co-President from June 2015 until his appointment to Vice-Chairman. From September 2012 to January 2015, Mr. Wilmington was the President and Chief Operating Officer of Tidemark Systems, Inc., a provider of corporate performance management software for planning, budgeting, forecasting, and analytics. Mr. Wilmington also previously served as the Chief Executive Officer of OutlookSoft, an enterprise performance management software company, from 2005 to 2007. From 1992 until 2004, Mr. Wilmington held various leadership positions at PeopleSoft, a global enterprise software company, including Executive Vice President, Americas from 2000 until October 2004 and Co-President for the remainder of 2004. In addition, from 2007 until 2019, he served a director of privately-held bank. Mr. Wilmington received a bachelor’s degree in marketing from Bradley University and previously served on Bradley University’s Board of Trustees.

Mr. Wilmington brings substantial experience in the HR software sector, including human capital management (HCM) software solutions. His leadership at innovative, growth-oriented technology companies provides key perspectives and substantial insight to the Board regarding the development, operations, marketing, and sales of HCM solutions, which are integral to our business and our clients

As of the date of his appointment, Mr. Wilmington has not entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K. In accordance with the Insperity, Inc. Directors Compensation Plan, Mr. Wilmington has been granted a pro rata share of the $190,000 Annual Director Award granted to all non-employee directors pursuant to the Directors Compensation Plan. Mr. Wilmington’s annual compensation and retainer fees will be consistent with that provided to the Company’s other non-employee directors.

A copy of the Company’s press release announcing the appointment of Mr. Wilmington to the Board of Directors is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07 below, on May 21, 2024, the stockholders of the Company approved the Company’s Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) to provide for exculpation of certain officers of the Company from personal liability under certain circumstances as allowed by Delaware law.

The foregoing description of the Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

    On May 21, 2024, the Company held its 2024 Annual Meeting at its corporate headquarters in Kingwood, Texas. The results of the matters submitted to a vote of the stockholders at the 2024 Annual Meeting were as follows:

(i)To elect the persons named below as Class II directors for a term expiring at the 2027 annual meeting of stockholders:

Director	For	Against	Abstain	Broker Non-Votes

Carol R. Kaufman	30,812,809	1,343,994	23,685	1,577,754
John L. Lumelleau	31,700,831	455,914	23,743	1,577,754
Paul J. Sarvadi	30,654,865	1,484,421	41,202	1,577,754

(ii)To cast an advisory vote to approve the Company's executive compensation:

For	Against	Abstain	Broker Non-Votes

31,532,480	612,588	35,420	1,577,754

(iii)To approve the amendment and restatement of the Company’s Certificate of Incorporation to provide for exculpation of certain officers of the Company from personal liability under certain circumstances as allowed by Delaware law:

For	Against	Abstain	Broker Non-Votes

28,338,618	3,812,951	28,919	1,577,754

(iv)To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024:

For	Against	Abstain

31,652,501	2,082,484	23,258

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

Number		Exhibit
3.1		Amended and Restated Certificate of Incorporation of Insperity, Inc.
99.1		Press Release issued by Insperity, Inc. on May 23, 2024.
104	—	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

By:	/s/ Christian P. Callens
Christian P. Callens
Senior Vice President of Legal, General Counsel and Secretary

Date: May 23, 2024